UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934Date
of Report (Date of earliest event reported): December 15, 2003

N A V I S T A R I N T E R N A T I O N A L C O R P O R A T I O N (Exact name of registrant as specified in its charter)

Delaware ------------------------------ (State or other jurisdiction of incorporation or organization)	1-9618 ------------------------ (Commission File No.)	36-3359573 ------------------- (I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois ---------------------------------------------------------------------------- (Address of principal executive offices)		60555 ------------------- (Zip Code)

        Registrant’s telephone number, including area code (630) 753-5000

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On December 15, 2003, the Registrant issued the press release, which is attached as Exhibit 99.1 to this Report and is deemed to be filed under the Securities Exchange Act of 1934, as amended.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

            (c) Exhibits

Exhibit No. 99.1	Description Press Release dated December 15, 2003	Page E-1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION Registrant
Date: December 15, 2003	/s/ Mark T. Schwetschenau Mark T. Schwetschenau Vice President and Controller (Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit No. 99.1	Description Press Release dated December 15, 2003	Page E-1

Exhibit 99.1

NAVISTAR TO OUTLINE $15 BILLION REVENUE GOAL BY END OF NEXT BUSINESS CYCLE;
DETAIL STRATEGIES FOR SOLID PROFITABILITY IN 2004

        NEW YORK — December 15, 2003 — Navistar International Corporation (NYSE: NAV), the nation’s largest combined commercial truck and mid-range diesel engine producer, will tell security analysts today that it expects to double in size and become a solidly profitable $15 billion company by the end of the next industry business cycle which typically spans an 8 to 11 year period.

        Daniel C. Ustian, president and chief executive officer and newly-named chairman-elect, said the goal of doubling in size is “bold and ambitious” and is tied to the company’s plan to “create a new reality.”

        Ustian is scheduled to speak to more than 150 security analysts and shareowners at 1:30 p.m. EST today in the Crowne Plaza Hotel in midtown Manhattan. A live web cast of the meeting can be accessed through the company’s web site at http://www.shareholder.com and connecting to the web cast link. A replay of the web cast will also be available through the link for approximately 30 days.

        “Industry leading quality and disciplined cost management will be enablers for our growth and we expect to achieve our goal through product superiority and brand strength,” Ustian said. “We plan to become a $15 billion company by increasing market share with existing products, through the introduction of new products in our current markets, as well as by finding new business opportunities in similar markets.”

        According to Ustian, the company’s goal is to be “profitable at all points of the next cycle, and every cycle after that.” He cited two examples of the “new reality” — the expansion opportunity into the military market and the company’s competitive advantage with diesel engine expertise that will allow it to meet 2007 emission standards without the use of expensive catalytic converters.

— — more — —

Exhibit 99.1 (con't)

Page Two/New York Meeting

        Ustian said that recognizing the similar needs of many Armed Forces and commercial fleet owners, the company established a business unit to sell products and services to the U.S. military, including a repowered solution for the well-known military vehicle, the HMMWV or HUMVEE®, which combines International’s V-6 engine with an electric generator installed in the power train to address a wide array of applications.

        Prior to the analyst meeting, International Truck and Engine Corporation, Navistar’s operating company, announced it no longer sees the need for complex diesel after-treatment for 2007 products and that International® brand trucks will meet 2007 emission requirements without using costly NOx adsorbers.

        “Our 2007 engine strategy ensures cost-effective compliance and secures our leadership,” Ustian said. “By being able to eliminate the need for and expense of NOx adsorbers, we will meet 2007 environmental requirements while reducing complexity for our customers.”

        Navistar returned to profitability in the second half of fiscal 2003 after six quarters of losses. For its fiscal year ended October 31, 2003, Navistar recorded sales and revenues of $7.3 billion, up from $6.8 billion a year earlier and below the record $8.6 billion achieved in fiscal 1999.

        Ustian reaffirmed that the company expects United States and Canadian total truck industry retail sales volume for Class 6-8 and school buses in fiscal 2004 to total 304,500 units, up 16 percent from the 263,400 units sold in fiscal 2003. Looking further out, the company anticipates that industry retail sales volume will increase to approximately 400,000 units in its fiscal 2005 and to approximately 425,000 units in fiscal 2006.

        According to Ustian, the company’s forecast for 2004 retail commercial Class 6,7 and 8 industry truck sales volume is lower than that forecast by some other sources, but said that the company is historically conservative in its outlook. As a reflection of the renewed vigor in demand, Ustian said that the company has increased production at its Springfield, Ohio assembly plant by 10 medium trucks per day to 177 units, effective today.

        “We expect to be profitable in 2004 and we reaffirm our 2004 target bonus goal of $2.02 per diluted common share based on forecasted industry volume of 304,500 units.” Ustian said. “We demonstrated in the second half of 2003 that we can be profitable at low industry volumes and as demand increases, we expect our earnings will accelerate.”

— — more — —

Exhibit 99.1 (con't)

Page Three/New York Meeting.

        At the analyst meeting, Robert C. Lannert, Navistar vice chairman and chief financial officer, will detail for analysts the impact of required contributions to various profit sharing/incentive programs on pre-tax operating income. He noted that as the company returns to full-year profitability, it will again begin to pay out under these programs. The expense will be approximately 24 percent of eligible pre-incentive, pre-tax operating income between $200 million and $600 million. Above $600 million, the company’s incremental obligation declines significantly.

        Lannert cautioned that while the company expects to be profitable for the full year 2004, the first quarter is historically weak because of holiday production shutdowns and this year a first quarter loss of between ($0.40) and ($0.50) per diluted common share is anticipated. In the first quarter of 2003, the company lost $1.49 per diluted common share.

Forward Looking Statements

        Statements contained in this news release that are not purely historical are forward -looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility, and other risks detailed from time to time in Navistar’s Securities and Exchange Commission filings. Navistar assumes no obligation to update the information included in this release.